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                                                                    EXHIBIT 99.1

                                                    FOR INFORMATION CONTACT:
                                                    Spencer Sias, (650) 424-5782
                                                    spencer.sias@varian.com

                                                           FOR IMMEDIATE RELEASE

VARIAN MEDICAL SYSTEMS TO ACQUIRE IMPAC MEDICAL SYSTEMS

ACQUISITION ACCELERATES VARIAN'S MOVE INTO HIGH GROWTH HEALTH CARE INFORMATION SYSTEMS FOR RADIATION AND MEDICAL ONCOLOGY AND RELATED AREAS; TRANSACTION TO BE ACCRETIVE IN 2001

PALO ALTO, California, June 6, 2000 - Varian Medical Systems, Inc. (NYSE:VAR) today announced an agreement to acquire IMPAC Medical Systems, Inc., a leader in information systems for managing radiation and medical oncology and related areas. The acquisition enables Varian Medical Systems, the world leader in radiotherapy systems, to offer customers a new, broad array of health care information products for clinical, administrative, outcomes, and decision support purposes. Growing at about 30 percent per year, IMPAC expects sales of approximately $28 million for this fiscal year ending September 29. Varian Medical Systems expects the acquisition of the company to be accretive in fiscal 2001.

         Under the terms of the agreement, which has been approved by the board of directors of each company, Varian Medical Systems will acquire privately held IMPAC Medical Systems through a pooling of interests. Varian Medical Systems will issue approximately 3 million common shares and 300,000 options in exchange for all IMPAC common and preferred shares and options. This equates to an enterprise value of approximately $121 million and an equity value of approximately $135 million based on yesterday's closing price. IMPAC will become a wholly owned subsidiary of Varian Medical Systems. The agreement is expected to close within 60 days subject to regulatory clearance and satisfaction of customary conditions.

         "This is an important step forward for cancer patients, cancer treatment centers, and for our investors," said Richard M. Levy, president and CEO of Varian Medical Systems. "IMPAC has been growing sales and profits since its inception. It will strengthen our financial performance and help to accelerate our growth in new markets.

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VARIAN MEDICAL SYSTEMS TO ACQUIRE IMPAC MEDICAL SYSTEMS                   PAGE 2


         "The addition of IMPAC's strong management and software engineering team creates a significant new dimension to our solutions for cancer treatment," Levy added. "We are looking forward to offering our customers the IMPAC software platform for practice management, electronic medical records, and decision support in addition to Varian Medical Systems' comprehensive suite of radiation treatment imaging, planning, simulation, and delivery systems for the clinic. This is a dynamic and complementary combination that addresses an intensifying need for integrated information systems and software that can lead to faster proliferation of the most efficient and best cancer treatment practices, including IMRT (intensity modulated radiation therapy)."

         According to the agreement, IMPAC will operate under the direction of current IMPAC President and CEO Joseph K. Jachinowski, who will continue as president of IMPAC while becoming a corporate vice president of Varian Medical Systems. IMPAC will assume responsibility for integrating and marketing Varian Medical Systems' VARiS(R) clinical management software in addition to marketing its current product lines. This combined software business, which will be known as Varian IMPAC Medical Systems, is expected to have fiscal 2000 revenues approaching $50 million.

         "We are extremely excited about the avenues this transaction opens for the advancement of cancer therapy," said Jachinowski. "Each company is a leader in its respective field, and together we can provide clinicians with more treatment management and delivery solutions, in less time, and with a greater level of integration than previously possible. And our Internet-based disease management and outcomes analysis initiatives could significantly reduce the cost and effort required to treat cancer patients."

         Founded in 1990, IMPAC is headquartered in Mountain View, California. It has approximately 120 employees throughout the United States. IMPAC's flagship product, Multi-ACCESS(TM) Oncology Management System combines electronic charting software for radiation, surgery, and chemotherapy with practice management applications, including registration, scheduling, billing, and accounts receivable. The company also supplies image management products as well as integrated decision support tools, including the CansurFacs(R), and PREMIER(TM) Cancer Registry Systems, and the National Oncology Database(TM)
(NODB) containing more than 1.6 million cancer cases.

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VARIAN MEDICAL SYSTEMS TO ACQUIRE IMPAC MEDICAL SYSTEMS                   PAGE 3

INTEGRATED SOLUTIONS

         More than half of U.S. cancer patients receive radiotherapy as part of increasingly complex and multi-faceted treatment strategies. The IMPAC acquisition is the latest action in a series of steps by Varian Medical Systems to offer integrated solutions to the broader market for managing, diagnosing, and treating cancer.

         In November 1999, Varian Medical Systems and General Electric Medical Systems announced a program to integrate diagnostic imaging with advanced radiotherapy. This program is focusing directly on the need for high-resolution, multi-modality images of tumors and surrounding anatomy as a prerequisite for precise planning and effective delivery of IMRT. IMRT is already demonstrating exceptional improvements in cancer control and reduction in complications compared to conventional therapies for certain groups of patients. Varian Medical Systems also recently announced the first delivery of its Generation 6 system that fully integrates treatment planning, delivery, and verification for advanced radiotherapy, including IMRT.

         "The combination of IMPAC with Varian Medical Systems adds a significant new dimension for the benefit of cancer patients," said Levy. "We are now better positioned to deal with a very complex disease that requires doctors and patients to sort through multiple diagnostic and treatment modalities with an immense number of variables. It is critical that the entire oncology community has easy access to the latest information and clinical tools in order to offer patients the best possible treatment. With the addition of the IMPAC team, Varian Medical Systems is prepared to address the needs of this emerging market."

OUTLOOK

         For fiscal 2000, the transaction is expected to be neutral to earnings per share before accounting for $5 million to $6 million in one-time transaction costs that will be taken in the fourth quarter. For fiscal 2001, the IMPAC business should contribute approximately $0.03 per share to earnings before accounting for revenue and cost benefits.

         Asante Partners LLC is acting as financial advisor to Varian Medical Systems on this transaction, and Robertson Stephens is acting as financial advisor to IMPAC Medical Systems.

FORWARD LOOKING STATEMENTS

         This press release contains "forward-looking" statements based on current expectations that involve risks and uncertainties. Actual results and the timing of certain events may differ significantly from those projected in these forward-looking statements due to factors listed below

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VARIAN MEDICAL SYSTEMS TO ACQUIRE IMPAC MEDICAL SYSTEMS                   PAGE 4

and those detailed under "Managements' Discussion and Analysis of Financial Condition and Results of Operations - Certain Factors Affecting The Company's Business" in the Annual Report on Form 10-K for the fiscal year ended October 1, 1999, and from time to time in our filings with the Securities and Exchange Commission. These risks and uncertainties include the successful finalization of the acquisition; future success depends to a significant extent on the continued service of certain key managerial, technical, and engineering personnel and the ability to attract and retain such personnel; the Company's products are subject to rigorous government regulation including the provisions of the U.S. Food, Drug and Cosmetic Act; the ability to operate efficiently post acquisition and merger; whether the market continues to accept the products of Varian Medical Systems and IMPAC Medical Systems and demand them in increasing amounts; whether competitive products will reduce our sales or force us to cut prices; and how changing economic conditions in our markets and foreign currency fluctuations will affect us.

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VARIAN MEDICAL SYSTEMS, INC. , (NYSE:VAR) OF PALO ALTO, CALIFORNIA, IS THE
WORLD'S LEADING MANUFACTURER OF INTEGRATED CANCER THERAPY SYSTEMS WHICH ARE TREATING THOUSANDS OF PATIENTS PER DAY. THE COMPANY IS ALSO A PREMIER SUPPLIER OF X-RAY TUBES AND FLAT-PANEL DIGITAL SUBSYSTEMS FOR IMAGING IN MEDICAL, SCIENTIFIC, AND INDUSTRIAL APPLICATIONS. VARIAN MEDICAL SYSTEMS EMPLOYS APPROXIMATELY 2,300 PEOPLE WHO ARE LOCATED AT MANUFACTURING SITES IN NORTH AMERICA, EUROPE AND IN ITS 40 SALES AND SUPPORT OFFICES AROUND THE WORLD. IN ITS MOST RECENT FISCAL YEAR ENDED OCTOBER 1, 1999, VARIAN MEDICAL SYSTEMS REPORTED SALES OF $590 MILLION. ADDITIONAL INFORMATION IS AVAILABLE ON THE COMPANY'S WEB
SITE AT WWW.VARIAN.COM                                                   VMS017